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                           FURNITURE AND FIXTURE LEASE

         THIS FURNITURE AND FIXTURE LEASE is made and entered into as of the 1st day of January, 1999 (the "Effective Date"), by and between Investors Property Holding I, LLC, a Missouri limited liability company (hereinafter referred to as "Lessor"), and THOMAS CONSTRUCTION, INC., a Missouri corporation (hereinafter referred to as "Lessee").

         WHEREAS, Lessee is leasing or in the future will lease pursuant to a real estate lease (the "Real Estate Lease") the premises (the "Premises") at 13397 Lakefront Drive, Earth City, Missouri 63045 from an affiliate of Lessor; and

         WHEREAS, Lessee desires to lease from Lessor certain furniture and fixtures (collectively referred to as the "Leased Property") described on Exhibit A hereto from Lessor for use in connection with Lessee's occupancy of the Premises; and

         NOW, THEREFORE, in consideration of the foregoing premises, all of which are incorporated herein by this reference, the agreements of the parties and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

         1. DESCRIPTION OF LEASED PROPERTY. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Leased Property set forth and more fully described on EXHIBIT A, attached hereto and incorporated herein by this reference (hereinafter collectively referred to as the "Leased Property").

         2.       TERM AND RENEWAL OPTIONS.

                  A. The initial term of this Lease shall be for five years commencing on the Effective Date.

                  B. The term of this Lease may be extended in accordance with this paragraph, at the option of Lessee, for two successive periods of three (3) Lease Years each, each such additional three (3) Lease Year terms being herein sometimes referred to as a "Renewal Term". In order to exercise Lessee's option to extend, Lessee must not be in default (after the expiration of all applicable cure periods) with respect to any of the terms, conditions or provisions of this Lease at the time of Lessee's exercise of each option and the named Lessee under this Lease must not have assigned this Lease except pursuant to the terms and conditions of this Lease. In order to exercise Lessee's option, Lessee must give Lessor written notice of Lessee's exercise of the option not later than three (3) months prior to the commencement of the Renewal Term to which the option applies. Time is of the essence and failure of Lessee to deliver notice of its exercise of the option to extend within the time specified shall be deemed a failure by Lessee to exercise such option and said option and all subsequent options shall lapse.

                  C. Upon the expiration of the term of this Lease or the termination of this Lease, Lessee shall return the Leased Property to Lessor in as good condition as at the time this Lease is entered into, normal wear and tear excepted. Notwithstanding the expiration of the term of this Lease or the termination of this Lease pursuant to any other section of this Lease, any obligations of one party to the other that have arisen prior to the expiration or termination, as the

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case may be, and are not satisfied in full as of the expiration or termination, as the case may be, of this Lease shall remain in full force and effect until satisfied in full.

         3.       RENT.

                  A. During the first eighteen months following the Effective Date the Lessee is not obligated to pay any base rent for the Leased Property. However, during said period the Lessee shall pay all taxes and insurance applicable to said Leased Property during said period, and shall maintain said Leased Property in good repair.

                  B. For the last three and one half years of the initial term of this Lease, Lessee agrees to pay to Lessor, as base rent for the rental of the Leased Property, the sum of Five Thousand Dollars ($5,000.00) per month payable monthly in advance due on the first day of each month.

                  C. Base Rent during the first three year renewal period shall be equal to one hundred ten percent (110%) of the base rent applicable during the immediately preceding period.

                  D. Base Rent during the second three year renewal period shall be equal to one hundred eight percent (108%) of the base rent applicable during the immediately preceding period.

                  E. In addition to the rental payments provided for in the preceding paragraph, Lessee shall, before the due date thereof, pay to the appropriate taxing authority any personal property taxes levied on the Leased Property.

         4. LESSEE'S ADDITIONAL AGREEMENTS. LESSEE FURTHER COVENANTS AND AGREES AS FOLLOWS:

                  A. Neither the Leased Property, nor any interest therein, shall be sold, mortgaged, sublet or otherwise disposed of, nor any liens or encumbrances permitted to be placed thereon, nor shall this Lease be assigned by Lessee, without the express written consent of Lessor, which consent may be arbitrarily withheld. For purposes of this Section 4.A, an assignment shall include any merger, reorganization or consolidation of Lessee and/or any transfer of a controlling interest in Lessee.

                  B. So long as title has not transferred to Lessee, Lessee shall maintain the Leased Property in the same condition as when received, ordinary wear and tear resulting from careful use excepted.

                  C. Lessee shall, during the term of this Lease, keep the Leased Property insured for full replacement value, without reduction for physical depreciation, against loss and damage of every kind and nature and Lessor shall be named the insured with respect to the Leased Property. Lessee shall deliver to Lessor certificates evidencing such insurance prior to the commencement of this Lease, and evidence of renewal of such insurance prior to any expiration thereof. Each Certificate of Insurance shall require thirty (30) days notice to Lessor prior to the termination or non-renewal of any such insurance. To the extent Lessor is not compensated by such insurance policies for any damage or loss to the Leased Property, Lessee

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will pay Lessor for any and all loss or damage to the Leased Property sustained during the term of this Lease from whatever cause.

         If any Leased Property is destroyed or damaged, Lessee shall promptly notify Lessor of such damage or destruction and deliver to Lessor all evidence and/or documents reasonably requested by Lessor to substantiate such destruction or damage. Within ten (10) days after receipt of all insurance proceeds and/or any additional payment from Lessee payable with respect to such Leased Property, Lessor, in its sole discretion, shall notify Lessee of its election to (a) repair such Leased Property, (b) replace such Leased Property or (c) terminate this Lease with respect to such Leased Property. In any such event, this Lease shall remain in full force and effect with respect to the remainder of the Leased Property.

                  D. If requested by Lessor, Lessee shall cause to be affixed to each Leased Property a metal plate inscribed with the following legend: "PROPERTY OF [insert Lessor's name], ST. LOUIS, MO." and shall take all other action as may be reasonably requested by Lessor to advise the public of Lessor's ownership of the Leased Property.

                  E. Lessee shall comply with all laws and governmental regulations with respect to the lease of Leased Property and the billing thereof.

                  F. Lessee at Lessee's expense shall be responsible for all repair and maintenance of the Leased Property and shall keep the Leased Property in good repair.

                  G. Lessee hereby agrees to defend, pay, indemnify and save free and harmless Lessor from and against any and all losses, claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorneys' fees, arising directly or indirectly out of or from or on account of, or occasioned wholly or in part through, the use, operation, maintenance or moving of any of the Leased Property by Lessee, any customer of Lessee, or any employee, agent, licensee, invitee or contractor of Lessee or of any customer of Lessee. This section shall not require the Lessee to indemnify for the willful or wanton misconduct or negligence of Lessor or of persons associated with Lessor.

                  H. Lessee agrees that Lessee shall not sell or lease the Leased Property.

         5.       DEFAULT.

                  A.       Subject to the notice and right to cure provided in
Section 5.B, it is understood and agreed that if: (i) Lessee fails to make any payment to Lessor required by any provision of this Lease when due, or (ii) Lessee violates any of the other terms and provisions of this Lease to be performed by Lessee, or (iii) an event of default occurs under the Real Estate Lease, Lessor may at Lessor's option declare all rents owing through the end of the term of this Lease to be immediately due and payable and/or terminate this lease without prejudice to Lessor's right to collect past and future rents. With respect to any claim by Lessor for rents following a default by Lessee, Lessee shall be entitled to a credit for any net rents received by Lessor if Lessor has leased the Leased Property to another lessee following termination of this Lease. Lessor may exercise any and/or all of the rights granted in this Section 5.A without

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prejudice to any right or claim of Lessor for arrearage of rent or on account of any preceding breach of this Lease. In addition, should Lessee fail to pay any amount payable to Lessor hereunder when due, such past due amount shall bear interest from the date such payment was due at the rate of five points over the "prime rate" as published in the Wall Street Journal (hereinafter referred to as "Default Rate of Interest") until such payment and all accrued interest are paid in full. Lessee shall also pay to Lessor all costs of collection, including Lessor's attorneys' fees and court costs incurred by Lessor as a result of Lessee's default under this Lease and/or Lessee's failure to pay for the Leased Property if Lessee exercises its purchase option, whether suit is instituted or not.

                  B. Notwithstanding anything to the contrary, Lessee shall not be in default or violation of this Lease if Lessee completely cures
(i) any failure to pay rent or any other monetary amount owed to Lessor within five (5) calendar days after written notice from Lessor of Lessee's failure to pay such amount, provided that Lessor shall not be obligated to give Lessee a payment default notice and cure rights more than once in any 12 consecutive month period, and (ii) any other default under this Lease within ten (10) business days after written notice from Lessor of such default.

         6. TRUE LEASE. This is a true lease and not a security transaction. However, if requested by Lessor, Lessee agrees to execute uniform commercial code financing statements confirming that this is a lease.

         7. RELATIONSHIP OF PARTIES. The relationship between Lessor and Lessee shall be that of a lessor of goods and a lessee thereof. This Lease shall not be construed to create a partnership, joint venture, franchisor-franchisee, manufacturer-distributor, agency or other business relationship other than that of a lessor of goods and lessee thereof. It is further understood and agreed that (i) title to the Leased Property herein leased and to all replacements or substitutions therefor is and shall remain in Lessor throughout the term of this Lease, and (ii) the Leased Property shall not be deemed to become a part of any building by being placed therein or affixed thereto.

         8. NOTICES. Any and all notices required or desired to be given by any party to this Lease shall be in writing and shall be personally delivered by hand or deposited with the U.S. Postal Service, registered or certified, return receipt requested, postage fully prepaid, to the parties hereto as set forth in this Section or to such other address or addresses as any party may designate in writing:

To Lessor:                     Investors Property Holding I, LLC
                               13397 Lakefront Drive
                               Earth City, Missouri 63045
                               Attention: Rodney H. Thomas

To Lessee:                     Thomas Construction, Inc.
                               C/o ThermoView Industries, Inc.
                               1101 Herr Lane
                               Louisville, Kentucky 40222
                               Attn: Stephen A. Hoffmann, Chief Executive

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Any change of address by one party pursuant to this Section shall not be effective until notice of same is given to the other parties. In the event of any interruption and/or delay in the service of the U.S. Postal Service, all notices pursuant to this Section shall be personally delivered by hand to all parties hereto. For purposes of this Lease, except for personal delivery, notice shall be deemed received on the date of receipt appearing on the return receipt and provided by the United States Postal Service or on the date receipt thereof is refused.

         9. NO CONSEQUENTIAL DAMAGES. Neither Lessor nor Lessee shall be liable to the other for any incidental or consequential damages caused by either breaching this Lease.

         10. LIMITATION ON WARRANTIES. The Leased Property is leased in its "AS IS" condition, and LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES CONCERNING THE CONDITION OF THE LEASED PROPERTY. LESSOR MAKES NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A SPECIFIC PURPOSE IN CONNECTION WITH ANY LEASE OR SALE OF LEASED PROPERTY TO LESSEE.

         11. RIGHT OF ACCESS. Lessee irrevocably authorizes the Lessor to enter any premises where the Leased Property are located at any time for the purposes of: (i) inspection of the Leased Property, (ii) repair or replacement of the Leased Property, (iii) removal of the Leased Property upon the expiration or termination of this Lease, and (iv) for any other purpose authorized by this Lease. Lessee shall keep Lessor advised as to the location of the Leased Property at all times. The Leased Property shall not be removed from the Premises without the prior written consent of Lessor. Before delivering the Leased Property to premises owned or controlled by third parties, Lessee shall obtain written consent from such third party authorizing both Lessor and Lessee, or either one of them, to enter the premises at any time for the purposes of:
(i) inspection of the Leased Property, (ii) repair or replacement of the Leased Property, (iii) removal of the Leased Property upon the expiration or termination of this Lease, and (iv) for any other purpose authorized by this Lease. Lessee also assigns to Lessor all rights such third party has granted to Lessee with respect to entering premises and repairing and removing Leased Property. Lessee is obligated to pay Lessor the fair market value of the Leased Property in the event that said Leased Property is not delivered into the exclusive possession of Lessor within a reasonable time after the termination or expiration of this Lease.

         12. LIABILITY INSURANCE. Lessee shall during the term of this Lease carry general liability insurance in an amount of not less than $500,000.00 per occurrence covering all liability that Lessee shall have for personal injury or property damage arising from its rental of the Leased Property. Lessor shall be named as an additional named insured on said liability insurance. Lessee at the commencement of the Lease and thereafter on request shall provide Lessor with a certificate from its insurance company evidencing that Lessee has complied with this section of the Lease. Lessor is to receive 30 days advance notice of the cancellation of said insurance.

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         13.      ALTERATIONS AND REPLACEMENT PARTS.

         Lessee shall not make and shall not permit its sublessees to make any alterations to the Leased Property without the prior written consent of Lessor.

         All replacement parts added to that Leased Property at any time by Lessor or Lessee or others shall be deemed to be part of the Leased Property and shall be the property of the owner of the Leased Property.

         14.      MISCELLANEOUS.

                  A. This Lease contains the entire agreement between the parties hereto with respect to the leasing of the Leased Property described herein and no agreement contrary to any of the terms herein set forth has been entered into.

                  B. This Lease has been entered into and shall be construed and interpreted under the laws and rules of the State of Missouri.

                  C. Each party hereto hereby covenants, warrants, and represents that such party has full authority to enter into and execute this agreement and carry out its terms and conditions, and that, when executed, this Lease shall be a binding obligation on such party, enforceable in accordance with its terms.

                  D. This Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto. Notwithstanding the foregoing, no assignment of this Lease by Lessee shall be valid except with the prior written consent of Lessor.

                  E. The headings to the Sections of this Lease are purely for the purpose of reference and shall have no substantive or legal effect.

                  F. If any term or provision of this Lease is declared invalid, unenforceable, and/or illegal by a court of competent jurisdiction, all of the other terms and provisions of this Lease shall remain in full force and effect except to the extent modified by said declaration.

                  G. Lessee agrees and acknowledges that all payments are to be made at Lessor's place of business in the County of St. Louis, Missouri and that this Lease is subject to approval by Lessor at Lessor's place of business in the County of St. Louis, Missouri.

         15.      ARBITRATION.

                  (a) BINDING ARBITRATION. All disputes between the Lessor and the Lessee arising under this Agreement, shall be resolved by binding arbitration in accordance with this Section if either party by written notice to the other party requests that a specific dispute be resolved by arbitration. Such arbitration shall be conducted in accordance with the following procedures.

                  (b) VOLUNTARY APPOINTMENT. The Lessor and the Lessee shall appoint a single Arbitrator who is not affiliated with either the Lessor or the Lessee. Such Arbitrator shall render a decision within thirty (30) days of such appointment.

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                  (c)      APPOINTMENT BY ARBITRATORS. If the Lessor and the
Lessee cannot agree on a single Arbitrator within twenty (20) days after an election to submit the matter to arbitration, then the Lessor and the Lessee shall each appoint one Arbitrator within ten (10) days following such twenty
(20) day period. The two appointed Arbitrators shall within ten (10) days of such referral appoint a third Arbitrator, and if such Arbitrators are not able to agree on such third Arbitrator, then, on five (5) days notice in writing to the other Arbitrator, either Arbitrator shall apply to the branch of the American Arbitration Association in St. Louis, Missouri to designate and appoint such third Arbitrator. The three Arbitrators shall reach a decision within twenty (20) days after the appointment of the third Arbitrator.

                  (d) FAILURE TO APPOINT. If either the Lessor or the Lessee fails to appoint an Arbitrator, then the single Arbitrator designated by the other party shall act as the sole Arbitrator to resolve such dispute. The decision and award of such sole Arbitrator shall be binding upon the parties.

                  (e) FEES AND EXPENSES. The fees and expenses of the Arbitrators shall be paid by the party whose position is not adopted by the Arbitrators. The award of any Arbitrators made in accordance with this Section shall be binding on the parties and enforceable in any court of competent jurisdiction.

                  (f) PROCEEDINGS. All proceedings by the Arbitrators shall be conducted in accordance with the Uniform Arbitration Act as enacted in the State of Missouri, except to the extent the provisions of such Act are modified by this Agreement or the mutual agreement of the parties. Unless Otherwise agreed, all arbitration proceedings shall be conducted in St. Louis, Missouri.

                  (g) ARBITRATION DECISIONS. In all arbitration proceedings submitted to any Arbitrators, the Arbitrators shall be required to agree upon and approve the substantive position advocated by one party with respect to each disputed item. The Arbitrator(s) shall exclusively determine whether a particular dispute falls within the scope of their authority.



         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.



         THIS LEASE CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                         INVESTORS PROPERTY HOLDING I, LLC
                                         ("Lessor")


                                         By: /s/ RODNEY H. THOMAS
                                             ------------------------------
                                             Title: Rodney H. Thomas, Member

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                                         THOMAS CONSTRUCTION, INC.
                                         ("Lessee")


                                         By: /s/ STEPHEN A. HOFFMANN
                                             ---------------------------
                                             Title: Vice President

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